Exhibit 99.1
EVERY STOCKHOLDER’S VOTE IS IMPORTANT

You can authorize your proxy by MAIL, TELEPHONE or INTERNET.
AUTHORIZING A PROXY BY MAIL:
To vote by mail, simply vote, sign, date and return your proxy card in the enclosed envelope.
AUTHORIZING A PROXY BY TELEPHONE (U.S. and Canada residents only):
Have your proxy card at hand. Call toll-free 1-866-241-6192 and follow the recorded instructions.
AUTHORIZING A PROXY BY INTERNET: https://vote.proxy-direct.com
Have your proxy card at hand and follow the on-screen instructions.
Do not mail your proxy card when you vote by telephone or internet.
Telephone and Internet voting authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. And it’s instantaneous and convenient – vote 24 hours a day, seven days a week.

Please detach at perforation before mailing.

PROXY	REVOCABLE PROXY	PROXY
CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 30, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Corporate Property Associates 12 Incorporated appoints Susan C. Hyde and Gordon F. DuGan, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Corporate Property Associates 12 Incorporated at the Special Meeting of Stockholders to be held on November 30, 2006 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE APPROVAL OF THE MERGER AND THE CPA®:12 ASSET SALE AND (2) FOR THE RECEIPT OF SHARES OF CORPORTATE PROPERTY ASSOCIATES 14 INCORPORATED.

AUTHORIZE YOUR PROXY VIA THE TELEPHONE: 1-866-241-6192
AUTHORIZE YOUR PROXY VIA THE INTERNET:
https://vote.proxy-direct.com

SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

Signature(s) of Stockholder

,2006

Date	WPC_16552_B

EVERY STOCKHOLDER’S VOTE IS IMPORTANT
PLEASE VOTE, SIGN, DATE AND RETURN YOUR
PROXY TODAY
Please detach at perforation before mailing.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.
THE TRANSACTIONS CONTEMPLATED BY PROPOSALS 1 AND 2 BELOW ARE CONDITIONED ON EACH OTHER AND, THEREFORE, BOTH PROPOSALS MUST BE APPROVED IN ORDER FOR THE CPA®:12 ASSET SALE AND THE MERGER TO BE COMPLETED (AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS).
PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE: ■

If you wish to cast the same vote for all of the Proposals together, indicate your vote here.

FOR	AGAINST	ABSTAIN
☐	☐	☐

ELECTION OF MERGER CONSIDERATION:
Shares of CPA®:14
Common Stock		Cash
☐		☐

Alternatively, if you wish to vote for each Proposal separately, indicate your vote next to each Proposal below. Proposals 1, 2 and 3 are described below.

1.	To approve the merger in which Corporate Property Associates 12 Incorporated (“CPA®:12”) will be merged with and into Corporate Property Associates 14 Incorporated (“CPA®:14”), or the merger, or alternatively, if such merger will not satisfy applicable requirements to qualify as a reorganization for U.S. federal income tax purposes, the merger of CPA®:12 and CPA®:14 with two separate subsidiaries of CPA:14 Holdings Inc., or the alternate merger, substantially on the terms set forth in the Agreement and Plan of Merger dated as of June 29, 2006, by and among CPA®:12, CPA®:14, CPA 12 Merger Sub Inc., CPI Holdings Incorporated (now known as CPA:14 Holdings Inc.), and CPA 14 Acquisition Inc., all as described in the Joint Proxy Statement/Prospectus.

FOR	AGAINST	ABSTAIN
☐	☐	☐

ELECTION OF MERGER CONSIDERATION:
Shares of CPA:14
Common Stock		Cash
☐		☐

2.	To approve the sale of certain of CPA®:12’s properties or interests in properties to W. P. Carey & Co. LLC, substantially on the terms set forth in the Agreement for Sale and Purchase, dated as of June 29, 2006 between CPA®:12, W. P. Carey & Co. LLC and the other parties thereto, in consideration of approximately $199.2 million, including the assumption of approximately $79 million of debt, as described in the Joint Proxy Statement/Prospectus.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To transact such other business as may properly come before the CPA®:12 special meeting or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time for the purpose of soliciting additional proxies to approve the various proposals.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.